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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 APRIL 5, 2002


                         CENTURY BUILDERS GROUP, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


          FLORIDA                      000-25850                65-0502494
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


    7270 NW 12TH STREET, SUITE 410
          MIAMI, FLORIDA                                         33126
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (305) 599-8100


                              N/A
                              ---
        (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

     The Company today announced that its principal shareholder, Century Partners Group, Ltd. ("Century Partners"), plans to acquire the remaining outstanding shares of Common Stock of the Company that it does not own through a short-form merger (the "Merger") of the Company into New Century Homebuilders, Inc., a wholly-owned subsidiary of Century Partners. In accordance with the terms of the short-form Merger, shareholders of the Company, other than Century Partners and its affiliates and shareholders who exercise dissenters' rights will receive $0.90 per share in cash. Following the Merger, the Company will cease to exist as a publicly held company and New Century Homebuilders, Inc., as the surviving entity, will be a privately held, wholly-owned subsidiary of Century Partners. The effective date of the Merger is expected to be on or about May 6, 2002.

     A copy of the press release announcing the Merger is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     99.1  Press Release issued by the Company on April 5, 2002.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CENTURY BUILDERS GROUP, INC.

Date: April 5, 2002
                              By: /S/ SERGIO PINO
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                                 Sergio Pino, Chairman of the Board, President
                                 and Chief Executive Officer